UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

VIRTUS CONVERTIBLE & INCOME FUND

VIRTUS CONVERTIBLE & INCOME FUND II

VIRTUS CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

August 26, 2022

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

VIRTUS CONVERTIBLE & INCOME FUND

VIRTUS CONVERTIBLE & INCOME FUND II

VIRTUS CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

Dear Fellow Shareholder:

As a shareholder in one or more of the above Virtus Closed-End Funds (the “Funds”), we have sent you proxy communications in connection with a new sub-advisory agreement for each Fund at the Joint Special Meeting of Shareholders scheduled to be held on September 27, 2022.

I am pleased to report that your fellow shareholders have responded and are showing support for the proposal. Please join your fellow shareholders by taking a few moments to sign, date and mail the enclosed proxy card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-833-288-9331 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

Our proxy solicitor, Di Costa Partners (“DCP”), may call you to answer any questions you may have regarding the proxy and to assist you in voting. You can call DCP at 1-833-288-9331 during normal business hours, Monday – Friday, 10:00 a.m. – 11:00 p.m., Eastern if you have any questions regarding the proxy.

Thank you in advance for your vote,

George R. Aylward

President and Chief Executive Officer, Virtus Closed-End Funds

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